Exhibit 5.1
                                                                     -----------

                                   CADWALADER
                          Cadwalader, Wickersham & Taft

100 Maiden Lane                                                         New York
New York, NY 10038                                                    Washington
Tel: 212-504-6000                                                    Los Angeles
Fax: 212-504-6666                                                      Charlotte
                                                                          London






                                  July 6, 1998



OXiGENE, Inc.
One Copley Place
Suite 602
Boston, MA  02116

                  Re:   Shares of Common Stock
                        ----------------------

Ladies and Gentlemen:

     We have acted as counsel to OXiGENE, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of Post-Effective Amendment No. 3 to Registration Statement on Form S-3 to Registration Statement on Form S-1 (the "Registration Statement"), pursuant to which the Company proposes to register up to 847,135 shares of its Common Stock, $0.01 par value per share (the "Shares"), issuable by the Company upon the exercise of the Warrants. Capitalized terms used but not defined herein shall have the respective meanings given or ascribed thereto in the Registration Statement.

     For purposes of this letter, we have examined originals or copies of the following:

     1. The Registration Statement, as amended to date, in the form filed with the Securities and Exchange Commission (the "Commission");

     2. Restated Certificate of Incorporation of the Company, as filed as an exhibit to the Company's prior filings with the Commission;

     3. Certificate of Amendment of Certificate of Incorporation of the Company, as filed as an exhibit to the Company's prior filings with the Commission;

     4. By-Laws of the Company, as filed as an exhibit to the Company's prior filings with the Commission;

     5. Form of Stock Certificate representing shares of Common Stock of the Company, as filed as an exhibit to the Company's prior filings with the Commission;

     6. Resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and the amendments to the Warrant Agreement as set forth in the Registration Statement; and

     7. Such other documents and records as we have considered necessary for purposes of this opinion.

     We have assumed the genuineness of the signatures on and the authenticity of all documents, instruments and certificates submitted to us as originals and the conformity to original documents, instruments and certificates submitted to us as copies and the legal capacity to sign of all individuals executing documents. We have relied on Company records and have assumed the accuracy and completeness thereof. We have relied upon representations of the Company as to certain matters of fact relevant hereto.

     We are not admitted to the practice of law in any jurisdiction but the State of New York, and we express no opinion as to the laws of any jurisdiction other than those of the State of New York, the federal law of the United States of America, and the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

     Based on the foregoing, it is our opinion that the Shares have been duly and validly authorized and reserved for issuance upon exercise of the Warrants, and when the Warrants are properly exercised, and in connection therewith the Shares are paid for and issued, in accordance with the terms of the Warrants and the Warrant Agreement, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the prospectus, which is a part of the Registration Statement.


                                 Very truly yours,



                                 /s/  Cadwalader, Wickersham & Taft